UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
1934

       Date of Report (Date of Earliest Event Reported): March 17, 2009

                        Commission File Number 000-52263


                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

           Florida                                              03-
0586935
  (State or Other Jurisdiction                               (I.R.S
Employer
of Incorporation or Organization)
Identification Number)

                                  27 1st Avenue
                           Paterson, New Jersey 07514
                    (Address of principal executive offices)

                                 (973) 278-7327
              (Registrant's telephone number, including area code)


                      1600 South Dixie Highway, Suite 500,
                           Boca Raton , Florida 33432
                                (Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN
OFFICERS

Mr. Colm J. King on March 17, 2009 resigned from the board of directors of Cavit Sciences. The Board of Directors has not decided on a successor for this position.

     As previously reported, on October 6, 2008, the Board of Directors appointed Ms. Margaret Smyth to serve as a Director. Effective immediately after the filing of this Current Report, Ms. Smyth will become the Interim Chief
Executive Officer of Cavit Sciences, Inc.

     Ms. Smyth will succeed Colm J. King who served as our President and Chief
Executive Officer since April 2006. Mr. King unilaterally terminated his employment agreement with Cavit Sciences, Inc. effective November 14, 2008. Mr.
King will continue to serve as a member of our Board of Directors.

     Ms. Smyth is the Vice President of Operations of Falcon East Inc., the largest importer/manufacturer of fabric, fabric covered wood and matting to the picture framing industry on the East Coast. Aside from daily management of office personnel and shipping/receiving, operations also include weekly payroll, inventory/ordering, warehousing, distribution and fulfillment.

     On November 10, 2008, Matthew J. Cohen resigned from his consulting position as Chief Financial Officer of Cavit Sciences, Inc. The Board of
Directors has not decided on a successor for this position.

ITEM 8.01 OTHER EVENTS

     Effective with the filing of this Current report, Cavit Sciences, Inc. will relocate our principal administrative offices and warehouse facility to 27 1st
Avenue, Paterson, New Jersey 07514. Our new telephone number will be (973)
278-7327.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Date: March 17, 2009                Cavit Sciences, Inc.


                                       By: /s/ Maggie Smyth
                                           ----------------------------
---------
                                           Maggie Smyth
                                           President and Chief
Executive Officer

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